EXHIBIT 10.2 (h)

CONFORMED COPY

SEVENTH AMENDMENT TO AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
CROWN AMERICAN PROPERTIES, L.P.

(Oak Ridge Mall Transactions)

THIS SEVENTH AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF CROWN AMERICAN PROPERTIES, L.P. (this "Amendment") is made and entered into as of March 31, 2003 by and among the undersigned parties.

W I T N E S S E T H:

WHEREAS, Crown American Properties, L.P. (the "Partnership") was formed as a Delaware limited partnership on July 23, 1993 pursuant to an Agreement of Limited Partnership dated July 18, 1993, with Crown American Realty Trust, a Maryland real estate investment trust (the "General Partner"), as general partner and Crown American Corporation, a Pennsylvania corporation ("CAC"), as limited partner; and

WHEREAS, the General Partner, CAC and Crown Investments Trust, a Delaware business trust ("CIT"), entered into an Amended and Restated Agreement of Limited Partnership of Crown American Properties, L.P. dated as of August 17, 1993, as amended by that certain First Amendment to Amended and Restated Agreement of Limited Partnership of Crown American Properties, L.P. dated as of December 31, 1993, as further amended by that certain Second Amendment to Amended and Restated Agreement of Limited Partnership of Crown American Properties, L.P. dated as of January 27, 1995 (together with that certain Addendum thereto dated May 3, 1995), as further amended by that certain Third Amendment to Amended and Restated Agreement of Limited Partnership of Crown American Properties, L.P. dated as of February 1, 1995 (together with that certain Addendum thereto dated as of April 29, 1998), as further amended by that certain Fourth Amendment to Amended and Restated Agreement of Limited Partnership of Crown American Properties, L.P. dated as of July 1, 1997, as further amended by that certain Fifth Amendment to Amended and Restated Agreement of Limited Partnership of Crown American Properties, L.P. dated as of December 31, 1997, as further amended by that certain Sixth Amendment to Amended and Restated Agreement of Limited Partnership of Crown American Properties, L.P. dated as of May 28, 1998 (together with that certain Addendum thereto dated as of June 16, 1998, as amended by that certain Amendment thereto dated as of September 10, 1998) (the "Agreement"); and

WHEREAS, as of the date hereof, the Limited Partners are CIT and Crown American Investment Company, a Delaware corporation ("CAIC"); and

WHEREAS, the Partnership and CIT have entered into that certain Purchase and Sale Agreement of even date herewith (the "Oak Ridge Agreement"), pursuant to which, inter alia, the Partnership will sell to CIT, and CIT will acquire from the Partnership, the property located in Anderson County, Tennessee, known as Oak Ridge Mall and certain related assets (the sale and purchase contemplated by the Oak Ridge Agreement, including the distribution of the Note (as defined therein) to CAIC, being referred to herein as the "Oak Ridge Transactions"); and

WHEREAS, pursuant to the Joinder to the Oak Ridge Agreement, the Partnership will distribute to CAIC the Note (as defined in the Oak Ridge Agreement) concurrently with the consummation of the Oak Ridge Transactions; and

WHEREAS, in connection with the Oak Ridge Transactions, CIT, the Partnership and Crown Financing Partnership, L.P. have entered into that certain Third Amendment to the Amended and Restated Cash Flow Support Agreement of even date herewith (the "Third Amendment to CFSA"), pursuant to which, inter alia, CIT shall be relieved of its contribution obligations under the Cash Flow Support Agreement (as defined in the Third Amendment to CFSA) upon the terms and conditions set forth therein, and CIT's Capital Account and Percentage Interest (each as defined in the Agreement) in the Partnership shall be reduced accordingly; and

WHEREAS, CIT and the Partnership each acknowledge that (i) CIT's capital account was originally based upon a valuation of contributed property and (ii) pursuant to the Agreement, prior payments under the Cash Flow Support Agreement have been treated as additional capital contributions which have offset the specific allocation of the losses to CIT associated with the reductions of the value of properties subject to the Cash Flow Support Agreement; and

WHEREAS, CIT and the Partnership agree that (i) the relief of CIT's contribution obligations under the Cash Flow Support Agreement will result in a loss which shall, as a result of a specific allocation of such loss, reduce CIT's Capital Account (as defined in the Agreement), (ii) the Capital Accounts of the partners of the Partnership (other than CIT) shall remain unchanged in connection with the relief of CIT's contribution obligations under the Cash Flow Support Agreement, and (iii) the loss allocated to CIT in connection with the relief of CIT's contribution obligations under the Cash Flow Support Agreement shall be an amount agreed to by CIT and the Partnership, such amount to represent, in the best judgment of CIT and the Partnership, the amount necessary to account for such relief; and

WHEREAS, the Partners desire to amend the Agreement to reflect the manner in which the partners' interests in the Partnership shall be determined upon consummation of the Oak Ridge Transactions; and

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Agreement.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendments to Article I

(a) The Agreement is hereby amended to delete the definition of "Partnership Unit" in Section 1.1 and add the following:

"Partnership Unit" shall mean a unit of measurement utilized in determining a partner's interest in the Partnership (other than the Preferred Partnership Interests created pursuant to the Fourth Amendment hereto).

(b) The Agreement is hereby amended to add to Section 1.1 in the appropriate alphabetical order those certain definitions as follows:

"Cash Flow Support Agreement" shall mean that certain Amended and Restated Cash Flow Support Agreement dated as of August 17, 1993, as amended.

"Oak Ridge Agreement" shall mean that certain Purchase and Sale Agreement dated as of the date hereof between the Partnership and Crown Investments Trust relating to the property located in Anderson County, Tennessee, known as the Oak Ridge Mall and certain related assets.

"Oak Ridge Transactions" shall mean the sale and purchase of the Oak Ridge Mall and certain related assets pursuant to the Oak Ridge Agreement and the transactions related thereto, including the distribution of the Note (as defined therein) to CAIC.

"ORM Adjustment Date" shall mean the date on which the Partnership adjusts the interest of any Partner in connection with the Oak Ridge Transactions.

"Partner Adjustment Factor" shall mean that certain factor used to adjust a Partner's Partnership Units in determining such Partner's Percentage Interest in the Partnership, as provided in Section 4.6.

"Third Amendment to CFSA" shall mean that certain Third Amendment to the Amended and Restated Cash Flow Support Agreement dated as of the date hereof among CIT, the Partnership and Crown Financing Partnership, L.P.

2. Amendments to Article IV.

(a) The Agreement is hereby amended to delete Section 4.3(d) thereto and add a new Section 4.3(d) as follows:

(d) Effective on each Adjustment Date, the Percentage Interest of each Limited Partner shall be adjusted such that the Percentage Interest of such Limited Partner shall be equal to a fraction (i) the numerator of which is equal to the number of Partnership Units owned by such Limited Partner on such Adjustment Date multiplied by the applicable Partner Adjustment Factor as provided in Section 4.6 below and (ii) the denominator of which is the sum of all of the Partner's Partnership Units on such Adjustment Date (including any Partnership Units issued on or prior to such date under paragraphs (b) or (c) of this Section 4.3 or under Exhibit D hereto) adjusted as provided in the following sentence. In computing the total number of Partnership Units, each Partner's Partnership Units shall be multiplied by the applicable Partner Adjustment Factor on such Adjustment Date. The General Partner shall promptly give each Limited Partner written notice of its Percentage Interest, as adjusted.

(b) The Agreement is hereby amended by adding new Section 4.6 as follows:

4.6 Oak Ridge Mall Adjustment

(a) Effective on the ORM Adjustment Date, the Percentage Interest of each Limited Partner shall be adjusted such that the Percentage Interest of such Limited Partner shall be equal to a fraction (A) the numerator of which is equal to the number of Partnership Units owned by such Limited Partner on the ORM Adjustment Date multiplied by the applicable Partner Adjustment Factor, as provided below, and (B) the denominator of which is the sum of all of the Partners' Partnership Units, adjusted as provided in the following sentence. In computing the total number of Partnership Units, each Partner's Partnership Units shall be multiplied by the applicable Partner Adjustment Factor on the ORM Adjustment Date. The General Partner shall promptly give each Limited Partner written notice of its Percentage Interest, as adjusted.

Effective on the ORM Adjustment Date, the Percentage Interest of the General Partner shall be adjusted such that it shall be equal to 100% minus the sum of the Percentage Interests of all Limited Partners immediately after being adjusted pursuant to this Section 4.6

(b) Partner Adjustment Factor. A Partner's Partner Adjustment Factor, determined on or after the ORM Adjustment Date, is equal to a fraction (A) the numerator of which is equal to the number of Partnership Units held by such Partner minus the number of Partnership Units (i) with respect to CIT, identified in Section 1.2(c) of the Third Amendment to CFSA or (ii) with respect to CAIC, identified in the Joinder to the Oak Ridge Agreement of even date herewith and (B) the denominator of which is the total number of Partnership Units held by such Partner.

At such time as (A) the Partnership distributes to CAIC the Note, and (B) CIT is relieved of its contribution obligations under the Cash Flow Support Agreement pursuant to the Third Amendment to CFSA, both as contemplated in the Oak Ridge Transactions, the Partner Adjustment Factor for each partner will be as follows:

General Partner 1.0000000

Limited Partner - CIT .6817602

Limited Partner - CAIC .3507861

3. Amendments to Article VI. The Agreement is hereby amended to add a new paragraph at the end of Section 6.2 as follows:

Notwithstanding the above, (i) the General Partner shall determine as of the ORM Adjustment Date the amounts of Net Operating Cash Flow distributable to each Limited Partner for the period beginning on January 1, 2003 and ending on March 31, 2003, and (ii) in respect thereof, the General Partner may make a non-pro-rata distribution of all or a portion of such amounts to each Limited Partner in the event that its Percentage Interest is adjusted as provided in Section 4.3(d) hereof.

4. Amendments to Article IX. The Agreement is hereby amended to delete Sections 9.3(b) and (c) thereto and add new Sections 9.3(b) and (c) as follows:

(b) the Percentage Interest of such Additional Partner issued the Additional Interest shall be equal to a fraction (i) the numerator of which is equal to the number of Partnership Units issued to such Additional Partner on the Contribution Date and (ii) the denominator of which is equal to the total number of Partnership Units issued and outstanding on the Contribution Date (including the Partnership Units issued to such Additional Partner) after giving effect to any adjustment(s) required by the Anti-dilution Provisions and the applicable Partner Adjustment Factor(s) on such Contribution Date; and

(c) the Percentage Interests of each Partner (other than the Additional Partner) shall be adjusted, as of the Contribution Date, such that the Percentage Interest of each such Partner shall be equal to a fraction, (i) the numerator of which is equal to the number of Partnership Units (after giving effect to any adjustment required by the Anti-dilution Provisions and the applicable Partner Adjustment Factor) of such Partner and (ii) the denominator of which is the total number of Partnership Units specified in clause (ii) under paragraph (b) of this Section 9.3.

5. Amendments to Exhibit B. The Agreement is hereby amended to add a new Section 2(h) to Exhibit B as follows:

(h) Any net loss on property subject to the Cash Flow Support Agreement shall first be allocated 100 percent to CIT, to the extent of CIT's obligation under the Cash Flow Support Agreement with respect to such property, and, thereafter, in accordance with Exhibit B to this Agreement.

6. Amendments to Exhibit D.

(a) The Agreement is hereby amended to delete under Section 1 of Exhibit D the definition of "Cash Purchase Price" and replace it with the following:

"Cash Purchase Price" shall mean, with respect to the exercise of any Redemption Right, an amount of cash (in immediately available funds) equal to (i) the number of Shares that would be issued to the Person exercising such Redemption Right if the Share Purchase Price were paid in full satisfaction thereof (taking into account the adjustments required pursuant to the definition of "Conversion Factor" and "Partner Adjustment Factor") multiplied by (ii) the Current Per Share Market Price computed as of the date on which the Exercise Notice was delivered to the General Partner (the "Computation Date").

(b) The Agreement is hereby amended to delete under Section 1 of Exhibit D the definition of "Share Purchase Price" and replace it with the following:

"Share Purchase Price" shall mean, with respect to the exercise of any Redemption Right, a number of Shares of the General Partner equal to the product of (i) the number of Partnership Units being redeemed multiplied by (ii) the redeeming Partner's Partner Adjustment Factor multiplied by (iii) the Conversion Factor.

(c) The Agreement is hereby amended to add under Section 1 of Exhibit D the definition "Partner Adjustment Factor" as follows:

"Partner Adjustment Factor" shall have the meaning set forth in Section 1.1 of the Partnership Agreement.

7. Ratification of Agreement. As amended hereby, the provisions of the Agreement are hereby ratified and confirmed in all respects.

8. Miscellaneous. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, and shall be binding upon and shall inure to the benefit of all Partners, and their legal representatives, heirs, successors and permitted assigns. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one and the same instrument.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused this Amendment to be executed as of the day and year first above written.

GENERAL PARTNER:

CROWN AMERICAN REALTY TRUST, a Maryland real estate investment trust

By: /s/ Terry L.Stevens
Name: Terry L. Stevens

Title: Executive Vice President and
Chief Financial Officer

LIMITED PARTNER:

CROWN INVESTMENTS TRUST, a Delaware business trust

By: /s/ Ronald J. Hamilton
Name: Ronald J, Hamilton
Title: Chief Financial Officer

LIMITED PARTNER:

CROWN AMERICAN INVESTMENT COMPANY, a Delaware corporation

By: /s/ Ronald J. Hamilton
Name: Ronald J, Hamilton
Title: Chief Financial Officer

[Signature page to Seventh Amendment to Amended and Restated Agreement of Limited Partnership of Crown American Properties, L.P. - Oak Ridge Mall Transactions]